UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT 1934

Date of report (Date of earliest event reported): April 26, 2019

MIMEDX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-35887	26-2792552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA		30062
(Address of Principal Executive Offices)		(Zip Code)

(770) 651-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On April 26, 2019, the Circuit Court for the Second Judicial Circuit in and for Leon County, Florida ordered MiMedx Group, Inc. (the “Company”) to hold the 2018 annual meeting of the Company’s shareholders (the “2018 Annual Meeting”) on June 17, 2019. The Company plans to appeal the order. However, unless and until the Company makes a public announcement otherwise, the 2018 Annual Meeting will take place on June 17, 2019. In all events, the Company desires to hold the 2018 Annual Meeting at a time when the Company can provide its shareholders with meaningful information so that shareholders would be in a position to act on an informed basis at the 2018 Annual Meeting.

Any shareholder proposals or nominations under the Company’s Amended and Restated Bylaws must be received by the Company on or before May 6, 2019 and otherwise comply with the Company’s Amended and Restated Bylaws. For any proposal to be included in the Company’s proxy statement for the 2018 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, such proposal must be received by the Company on or before May 6, 2019 and otherwise comply with the requirements of Rule 14a-8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: April 26, 2019

	By	/s/ Edward J. Borkowski
Edward Borkowski
Interim Chief Financial Officer